                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY



                               ------------------



                        PUEBLO XTRA INTERNATIONAL, INC.,
                                                       as Issuer

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                                       as Trustee






                               ------------------


                                    INDENTURE

                           Dated as of April 29, 1997


                               ------------------



                      9 1/2% Series B Senior Notes Due 2003

                      9 1/2% Series C Senior Notes Due 2003


                               ------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
      RECITALS OF THE COMPANY..............................................  1

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01.    Definitions.........................................  1
      SECTION 1.02.    Incorporation by Reference of Trust Indenture Act... 18
      SECTION 1.03.    Rules of Construction............................... 18

                                   ARTICLE TWO

                                 THE SECURITIES

      SECTION 2.01.    Form and Dating..................................... 19
      SECTION 2.02.    Restrictive Legends................................. 20
      SECTION 2.03.    Execution, Authentication and Denominations......... 22
      SECTION 2.04.    Registrar and Paying Agent.......................... 23
      SECTION 2.05.    Paying Agent to Hold Money in Trust................. 24
      SECTION 2.06.    Transfer and Exchange............................... 24
      SECTION 2.07.    Book-Entry Provisions for U.S. Global Security...... 25
      SECTION 2.08.    Special Transfer Provisions......................... 26
      SECTION 2.09.    Replacement Securities.............................. 30
      SECTION 2.10.    Outstanding Securities.............................. 30
      SECTION 2.11.    Temporary Securities................................ 31
      SECTION 2.12.    Cancellation........................................ 31
      SECTION 2.13.    CUSIP Numbers....................................... 31
      SECTION 2.14.    Defaulted Interest.................................. 31
      SECTION 2.15.    Treasury Securities Deemed Outstanding.............. 32
      SECTION 2.16.    Securities Obligations of Company Only.............. 32

                                  ARTICLE THREE

                                    COVENANTS

      SECTION 3.01.    Payment of Securities............................... 32
      SECTION 3.02.    Maintenance of Office or Agency..................... 32
      SECTION 3.03.    Limitation on Indebtedness.......................... 33
      SECTION 3.04.    Limitation on Restricted Payments................... 35

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                                                                           Page
                                                                           ----
      SECTION 3.05.    Limitation on Dividend and Other Payment
                         Restrictions Affecting Restricted Subsidiaries.... 38
      SECTION 3.06.    Limitation on the Issuance of Capital Stock of
                         Restricted Subsidiaries........................... 39
      SECTION 3.07.    Limitation on Transactions with Shareholders and
                         Affiliates ....................................... 39
      SECTION 3.08.    Limitation on Liens................................. 40
      SECTION 3.09.    Limitation on Asset Sales........................... 41
      SECTION 3.10.    Limitation on Sale-Leaseback Transactions........... 44
      SECTION 3.11.    Repurchase of Securities upon Change of Control..... 45
      SECTION 3.12.    Corporate Existence................................. 47
      SECTION 3.13.    Payment of Taxes and Other Claims................... 47
      SECTION 3.14.    Maintenance of Properties and Insurance............. 47
      SECTION 3.15.    Compliance Certificates............................. 48
      SECTION 3.16.    Commission Reports and Reports to Holders........... 48
      SECTION 3.17.    Waiver of Stay, Extension or Usury Laws............. 49
      SECTION 3.18.    Certain Other Limitations........................... 49

                                  ARTICLE FOUR

                              SUCCESSOR CORPORATION

      SECTION 4.01.    When Company May Merge, Etc......................... 49
      SECTION 4.02.    Successor Corporation Substituted................... 50

                                  ARTICLE FIVE

                              DEFAULT AND REMEDIES

      SECTION 5.01.    Events of Default................................... 51
      SECTION 5.02.    Acceleration........................................ 53
      SECTION 5.03.    Other Remedies...................................... 53
      SECTION 5.04.    Waiver of Past Defaults............................. 53
      SECTION 5.05.    Control by Majority................................. 54
      SECTION 5.06.    Limitation on Suits................................. 54
      SECTION 5.07.    Rights of Holders to Receive Payment................ 55
      SECTION 5.08.    Collection Suit by Trustee.......................... 55
      SECTION 5.09.    Trustee May File Proofs of Claim.................... 55
      SECTION 5.10.    Priorities.......................................... 56
      SECTION 5.11.    Undertaking for Costs............................... 56
      SECTION 5.12.    Restoration of Rights and Remedies.................. 56
      SECTION 5.13.    Rights and Remedies Cumulative...................... 56
      SECTION 5.14.    Delay or Omission Not Waiver........................ 57

                                                                           Page
                                                                           ----

                                   ARTICLE SIX

                                     TRUSTEE

      SECTION 6.01.    Rights of Trustee................................... 57
      SECTION 6.02.    Individual Rights of Trustee........................ 58
      SECTION 6.03.    Trustee's Disclaimer................................ 58
      SECTION 6.04.    Notice of Default................................... 58
      SECTION 6.05.    Reports by Trustee to Holders....................... 59
      SECTION 6.06.    Compensation and Indemnity.......................... 59
      SECTION 6.07.    Replacement of Trustee.............................. 60
      SECTION 6.08.    Successor Trustee by Merger, Etc.................... 61
      SECTION 6.09.    Eligibility......................................... 61
      SECTION 6.10.    Money Held in Trust................................. 61

                                  ARTICLE SEVEN

                             DISCHARGE OF INDENTURE

      SECTION 7.01.    Termination of Company's Obligations................ 61
      SECTION 7.02.    Defeasance and Discharge of Indenture............... 62
      SECTION 7.03.    Defeasance of Certain Obligations................... 64
      SECTION 7.04.    Application of Trust Money.......................... 66
      SECTION 7.05.    Repayment to Company................................ 66
      SECTION 7.06.    Reinstatement....................................... 67

                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      SECTION 8.01.    Without Consent of Holders.......................... 67
      SECTION 8.02.    With Consent of Holders............................. 68
      SECTION 8.03.    Revocation and Effect of Consent.................... 69
      SECTION 8.04.    Notation on or Exchange of Securities............... 69
      SECTION 8.05.    Trustee to Sign Amendments, Etc..................... 69
      SECTION 8.06.    Conformity with Trust Indenture Act................. 70


                                  ARTICLE NINE

                                  MISCELLANEOUS

      SECTION 9.01.    Trust Indenture Act of 1939......................... 70
      SECTION 9.02.    Notices............................................. 70
      SECTION 9.03.    Certificate and Opinion as to Conditions Precedent.. 71
      SECTION 9.04.    Statements Required in Certificate or Opinion....... 71
      SECTION 9.05.    Rules by Trustee, Paying Agent or Registrar......... 72
      SECTION 9.06.    Payment Date Other Than a Business Day.............. 72
      SECTION 9.07.    Governing Law....................................... 72
      SECTION 9.08.    No Adverse Interpretation of Other
                         Agreements........................................ 72

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                                                                           Page
                                                                           ----

      SECTION 9.09.    No Recourse Against Others.......................... 72
      SECTION 9.10.    Successors.......................................... 72
      SECTION 9.11.    Duplicate Originals................................. 73
      SECTION 9.12.    Separability........................................ 73
      SECTION 9.13.    Table of Contents, Headings, Etc.................... 73

                                   ARTICLE TEN

                                   REDEMPTION

      SECTION 10.01.     Right of Redemption............................... 73
      SECTION 10.02.     Notices to Trustee................................ 73
      SECTION 10.03.     Selection of Securities to Be Redeemed............ 73
      SECTION 10.04.     Notice of Redemption.............................. 74
      SECTION 10.05.     Effect of Notice of Redemption.................... 75
      SECTION 10.06.     Deposit of Redemption Price....................... 75
      SECTION 10.07.     Payment of Securities Called for Redemption....... 75
      SECTION 10.08.     Securities Redeemed in Part....................... 76

      SIGNATURES........................................................... 77


                                    EXHIBITS

      EXHIBIT A -      Form of Security

      EXHIBIT B -      Form of Certificate to Be Delivered upon Termination
                       of Restricted Period

      EXHIBIT C -      Form of Certificate to Be Delivered in Connection with
                       Transfers to Non-QIB Institutional Accredited Investors

      EXHIBIT D -      Form of Certificate to Be Delivered in Connection with
                       Transfers Pursuant to Regulation S

            INDENTURE, dated as of April 29, 1997, among Pueblo Xtra International, Inc., a Delaware corporation, as Issuer (the "Company"), and United States Trust Company of New York, a New York banking corporation, as Trustee (the "Trustee").


                             RECITALS OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $85,000,000 principal amount of the Company's 9 1/2% Series B Senior Notes Due 2003 (herein called the "Initial Securities"), and 9 1/2% Series C Senior Notes Due 2003 (the "Exchange Securities" and, together with the Initial Securities, the "Securities") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done and the Company has done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

            Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.


                      AND THIS INDENTURE FURTHER WITNESSETH

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01. Definitions.

            "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became a Subsidiary.

            "Adjusted Consolidated Net Income" means, for any Person for any period, the aggregate net income (or loss) of such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income (or loss) of any Person (other than a Subsidiary) in which such Person or any of its Subsidiaries has a joint interest with a third party, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) solely for the purpose of calculating the amount of Restricted Payments that may be made pursuant to the first paragraph of Section 3.04 of this Indenture (and in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Subsidiaries, (iii) the net income (or loss) of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales, (v) any amounts paid or accrued as dividends on Preferred Stock of any Subsidiary of such Person and
(vi) all extraordinary gains and extraordinary losses. Notwithstanding the foregoing, (i) solely for the purposes of calculating the Consolidated Fixed Charge Ratio (and in such case, except to the extent includible pursuant to clause (i) above), "Adjusted Consolidated Net Income" of the Company shall include the amount of all cash dividends received by the Company or any Subsidiary of the Company from an Unrestricted Subsidiary and (ii) "Adjusted Consolidated Net Income" shall include gains attributable to sales of equipment made in connection with store renovations and improvements in an amount not to exceed $1 million in any fiscal year of the Company.

            "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Solely for the purpose of the definition of "Change of Control," the term "Affiliate" shall be deemed to include, with respect to Gustavo Cisneros and Ricardo Cisneros, any member or members of the family of either Gustavo Cisneros or Ricardo Cisneros or any trust primarily for the benefit of one or more such Persons.

            "Agent" means any Registrar, Paying Agent, authenticating agent (if any) or co-registrar (if any).

            "Asset Acquisition" means (i) an investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged into or consolidated with the Company or any of its Subsidiaries or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person (other than the Company or any of its Subsidiaries) that constitute substantially all of an operating unit or business of such Person.

            "Asset Disposition" means the sale or other disposition by the Company or any of its Subsidiaries (other than to the Company or another Subsidiary of the Company) of (i) all or substantially all of the Capital Stock of any Subsidiary of the Company or (ii) all or substantially all of the property and assets that constitute an operating unit or business of the Company or any of its Subsidiaries.

            "Asset Sale" means, with respect to any Person, any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by such Person or any of its Subsidiaries to any Person (other than to the Company or any of its Subsidiaries) of (i) all or any of the Capital Stock of any Subsidiary of such Person, (ii) all or substantially all of the property and assets of an operating unit or business of such Person or any of its Subsidiaries or (iii) any other property and assets of such Person or any of its Subsidiaries outside the ordinary course of business and, in each case, that is not governed by Section 4.01; provided that sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business shall not be included within the meaning of such term.

            "Attributable Indebtedness" means, when used in connection with a sale-leaseback transaction referred to in Section 3.10, at any date of determination, the product of (i) the net proceeds from such sale-leaseback transaction and (ii) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale-leaseback transaction (without regard to any options to renew or extend such term) remaining at the date of determination and the denominator of which is the number of full years of the term of such lease (without regard to any options to renew or extend such term) measured from the first day of such term.

            "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the product of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by
(ii) the sum of all such principal payments.

            "Bank Credit Agreement" means the Credit Agreement dated as of July 21, 1993, as amended and restated as of April 29, 1997, among the Company, Pueblo and The Bank of Nova Scotia and NationsBank (N.A.) South, as Agents for the Banks party thereto, together with the related documents thereto (including, without limitation, any guaranties and security documents), consisting a revolving credit facility, in each case as such agreements may be subsequently amended (including any amendment and restatement thereof), supplemented, replaced, refinanced or otherwise modified from time to time.

            "Banks" means the lenders who are from time to time parties to the Bank Credit Agreement.

            "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

            "Board Resolution" means a copy of a resolution, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock of such Person which is outstanding or issued on or after July 28, 1993, including, without limitation, all Common Stock and Preferred Stock.

            "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

            "Change of Control" shall be deemed to have occurred at such time as
(i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than

Gustavo Cisneros, Ricardo Cisneros and their respective Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the then outstanding Voting Stock of the Company or Holdings and (b) Gustavo Cisneros, Ricardo Cisneros and their respective Affiliates beneficially own, directly or indirectly, less than 50% of the total voting power of the then outstanding Voting Stock of the Company; or
(ii) at any time when Gustavo Cisneros, Ricardo Cisneros or their respective Affiliates beneficially own, directly or indirectly, less than 50% of the total voting power of the then outstanding Voting Stock of the Company, individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of the Company or Holdings (together with any new directors whose election by the board of directors of the Company or Holdings or whose nomination for election by the shareholders of the Company or Holdings was approved by a vote of at least a majority of the members of the board of directors of the Company or Holdings then still in office who either were members of the board of directors of the Company or Holdings at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of the Company or Holdings, as the case may be.

            "Change of Control Offer" has the meaning provided in Section 3.11 of this Indenture.

            "Change of Control Payment" has the meaning provided in Section 3.11 of this Indenture.

            "Change of Control Payment Date" has the meaning provided in Section
3.11 of this Indenture.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

            "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of common stock of such Person which is outstanding or issued on or after July 28, 1993, including, without limitation, all series and classes of such common stock.

            "Company" means the party named as such in this Indenture until a successor replaces it pursuant to Article Four of this Indenture and thereafter means the successor.

            "Consolidated EBITDA" means, with respect to any Person for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Fixed Charges, (iii) income taxes (calculated excluding the effect of extraordinary and non-recurring gains or losses on sales of assets), (iv) depreciation expense, (v) amortization expense and (vi) all other noncash items reducing Adjusted Consolidated Net Income, less all noncash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that, if a Person has any Subsidiary that is not a Wholly Owned Subsidiary of such Person, Consolidated EBITDA of such Person shall be reduced by an amount equal to the Adjusted Consolidated Net Income of such Subsidiary multiplied by the quotient of (x) the number of shares of outstanding Common Stock of such Subsidiary not owned on the last day of such period by such Person or any Subsidiary of such Person divided by (y) the total number of shares of outstanding Common Stock of such Subsidiary on the last day of such period.

            "Consolidated Fixed Charges" means, with respect to any Person for any period, without duplication, the sum of (i) Consolidated Interest Expense,
(ii) all but the principal component in respect of Capitalized Lease Obligations, and (iii) cash dividends payable on Preferred Stock issued by a Subsidiary of such Person and on Redeemable Stock, determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP (except as otherwise expressly specified herein) excluding, however, any such amounts of any Subsidiary of such Person if the net income (or loss) of such Subsidiary for such period is excluded in the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income (or loss) of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (iii) of the definition thereof).

            "Consolidated Fixed Charge Ratio" means, with respect to any Person on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date (the "Reference Period") to (ii) the aggregate Consolidated Fixed Charges of such Person during the Reference Period. In making the foregoing calculation, (a) pro forma effect shall be given to any Indebtedness Incurred during or after the Reference Period and on or before the Transaction Date, to the extent such Indebtedness is outstanding at the Transaction Date, in each case as if such Indebtedness had been Incurred on the first day of the Reference Period and after giving effect to the application of the proceeds thereof; (b) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months) had been the applicable rate for the entire period;
(c) there shall be excluded from Consolidated Interest Expense any amounts relating to Indebtedness that was outstanding during or after the Reference Period or thereafter but which is not outstanding or which has been or is to be repaid with the proceeds of other Indebtedness Incurred during or after the Reference Period and on or before the Transaction Date; (d) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions that occur during or after the Reference Period and on or before the Transaction Date as if they had occurred on the first day of the Reference Period; (e) pro forma effect shall be given, in the same manner as provided in the foregoing clause (d), to asset dispositions and asset acquisitions made by any Person that has become a Subsidiary of the Company or has been merged with or into the Company or any Subsidiary of the Company during or after the Reference Period and on or before the Transaction Date and that would have been Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary of the Company; and (f) with respect to any Reference Period commencing prior to the date of consummation of the Related Transactions, the Related Transactions shall be deemed to have taken place on the first day of the Reference Period.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and the net costs associated with Interest Rate Agreements); excluding, however, any premiums, fees and expenses (and any amortization thereof) payable in connection with the Refinancing Plan, all as determined for such Person and the consolidated Subsidiaries on a consolidated basis in conformity with GAAP.

            "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with
GAAP), after deducting therefrom (i) all current liabilities of the Company and its consolidated Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in conformity with GAAP.

            "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries (which shall be as of a date not more than 60 days prior to the date of such computation), less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any of its Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

            "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 114 West 47th Street, New York, New York 10036-1532, Attention:
Corporate Trust and Agency Division.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary on July 28, 1993 or becomes a party or a beneficiary thereafter.

            "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.


            "Depositary" means The Depository Trust Company, its nominees and successors.

            "Event of Default" has the meaning provided in Section 5.01 of this Indenture.

            "Excess Proceeds" has the meaning provided in Section 3.09 of this Indenture.

            "Excess Proceeds Offer" has the meaning provided in Section 3.09 of this Indenture.

            "Excess Proceeds Payment" has the meaning provided in Section 3.09 of this Indenture.

            "Excess Proceeds Payment Date" has the meaning provided in Section
3.09 of this Indenture.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

            "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

            "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall not contain terms with respect to the interest rate step-up provision and transfer restrictions) that are issued and exchanged for the Initial Securities pursuant to the Registration Rights Agreement and this Indenture.

            "Existing Notes" means the 9 1/2% Senior Notes due 2003 of the Company issued on July 28, 1993.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of July 28, 1993 applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Holder" or "Securityholder" is defined to mean the registered holder of any Security.

            "Holdings" means PXC&M Holdings, Inc., a Delaware corporation, and its successors.

            "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

            "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, all obligations of such Person under Currency Agreements and Interest Rate Agreements and (ix) all Preferred Stock of Subsidiaries and all Redeemable Stock, valued in each case at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

            "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

            "Initial Securities" has the meaning stated in the first recital of this Indenture.

            "Interest Payment Date" means each semiannual interest payment date on February 1 and August 1 of each year, commencing August 1, 1997.

            "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Subsidiaries is a party or a beneficiary on July 28, 1993 or becomes a party or a beneficiary thereafter.

            "Investment" means, with respect to any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of Capital Stock, bonds, notes, debentures or other similar instruments issued by any other Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 3.04, (i) the amount of any "Investment" in any Unrestricted Subsidiary shall include the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary of the Company is designated an Unrestricted Subsidiary, and the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company shall be treated as a reduction in Investments in Unrestricted Subsidiaries, subject to the limitation set forth in clause (3) of the first paragraph of Section 3.04 and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale computed without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that is either (a) secured by a Lien on the property or assets sold or (b) required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

            "Non-U.S. Person" means a Person that is not a "U.S. Person" as defined in Regulation S.

            "Officer" means, with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

            "Officers' Certificate" means a certificate signed by two Officers. Each Officers' Certificate shall include the statements provided for in Section 9.04.

            "Opinion of Counsel" means a written opinion signed by legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in Section 9.04.

            "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Seven, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

            "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after July 28, 1993; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred
(1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (viii) Liens encumbering property or assets under construction arising from obligations of the Company or any of its Subsidiaries to make progress or partial payments relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease; provided that any sale-leaseback transaction related thereto complies with Section 3.10; (x) Liens arising from filing Uniform Commercial Code financing statements, chattel mortgages or similar documents regarding leases or by vendors in respect of inventory on which "advance money" has been paid; (xi) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; (xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens on any facilities, equipment or other property of the Company or any Subsidiary of the Company in favor of the United States of America or any State, or any department, agency, instrumentality or political subdivision thereof (including the Commonwealth of Puerto Rico and the United States Virgin Islands), in connection with the issuance of industrial revenue bonds or on any equipment or other property designed primarily for the purpose of air or water pollution control; provided that any such Lien on such facilities, equipment or other property shall not apply to any other assets of the Company or such Subsidiary of the Company; (xiv) Liens arising from the rendering of a final judgment or order against the Company or any Subsidiary of the Company that does not give rise to an Event of Default; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Bank Credit Agreement, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in the price of commodities; (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to July 28,

1993; (xix) Liens on or sales of receivables; (xx) Liens on assets of Restricted Subsidiaries permitted by the Bank Credit Agreement as in effect on July 28, 1993 and other such Liens that are not materially more restrictive (in terms of, without limitation, the amount secured by such Lien and the scope of such Lien) than such Liens permitted by the Bank Credit Agreement; and (xxi) Liens on assets of Restricted Subsidiaries securing Indebtedness and other obligations permitted under clause (xiii) of Section 3.03(a).

            "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person which is outstanding or issued on or after July 28, 1993, including, without limitation, all series and classes of such preferred or preference stock.

            "principal" of a debt security, including the Securities, means the principal amount due on the Stated Maturity.

            "Pueblo" means Pueblo International, Inc., a Delaware corporation, and its successors.

            "QIB" means a "Qualified Institutional Buyer" under Rule 144A.

            "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 3.09 or 3.11 and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Securities required to be repurchased pursuant to the provisions of Sections 3.09 or 3.11.

            "Redemption Date" means, with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Indenture.

            "Redemption Price" means, with respect to any Security to be redeemed, the price at which such Security is to be redeemed pursuant to this Indenture.

            "Refinancing Plan" means, collectively, the following transactions occurring substantially concurrently with the issuance of the Securities hereunder: (i) the repayment of all amounts due under the Bank Credit Agreement,
(ii) the execution of the amendment and restatement dated as of April 29, 1997, of the Bank Credit Agreement and (iii) the transfer of the Company's interest in two real estate properties to a related party in satisfaction of indebtedness in the amount of $10 million to such related party.

            "Registrar" has the meaning provided in Section 2.04 of this Indenture.

            "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Initial Purchasers named therein, dated as of April 29, 1997 relating to the Securities.

            "Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

            "Regular Record Date" for the interest payable on any Interest Payment Date means the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

            "Regulation S" means Regulation S under the Securities Act.

            "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Payments" has the meaning specified in Section 3.04 of this Indenture.

            "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

            "Rule 144A" means Rule 144A under the Securities Act.

            "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Register" has the meaning provided in Section 2.04 of this Indenture.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

            "Stated Maturity" means, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

            "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by such Person and one or more other Subsidiaries of such Person; provided that, except as the term "Subsidiary" is used in the definition of "Unrestricted Subsidiary" described below, an Unrestricted Subsidiary shall not be deemed to be a Subsidiary of the Company for purposes of this Indenture.

            "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in

Section 8.06 of this Indenture.

            "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

            "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

            "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Six of this Indenture and thereafter means such successor.

            "United States Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under
Section 3.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (1) the Company could Incur $1.00 of additional Indebtedness under clause (i) of Section 3.03(a) and (2) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

            "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person.

            "Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person if all of the Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

            SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Securities;

            "indenture security holder" means a Holder or a Securityholder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;
      and

            "obligor" on the indenture securities means the Company or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

            SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

            (i) a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP:

            (iii) "or" is not exclusive;

            (iv) words in the singular include the plural, and words in the plural include the singular;

            (v) provisions apply to successive events and transactions;

            (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above; and

            (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                   ARTICLE TWO

                                 THE SECURITIES

            SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

            The terms and provisions contained in the form of the securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            The definitive Securities shall be printed, lithographed, engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

            Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Exhibit A (the "U.S. Global Security") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            Initial Securities offered and sold in reliance on Regulation S shall be issued initially in the form of temporary certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Securities"). The Temporary Offshore Global Securities will be registered in the name of, and held by, a temporary certificate holder designated by NationsBanc Capital Markets, Inc. until the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Securities (the "Offshore Securities Exchange Date"). At any time following the Offshore Securities Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit B hereto, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Securities"), in exchange for the surrender of Temporary Offshore Global Securities of like tenor and amount.

            Initial Securities offered and sold other than as described in the preceding two paragraphs shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities").

            The Temporary Offshore Global Securities, Permanent Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".

            SECTION 202. Restrictive Legends.

            Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, each certificate representing a Security shall contain a legend substantially to the following effect (the "Private Placement Legend") on the face thereof:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH PUEBLO XTRA INTERNATIONAL, INC. ("THE COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF

      COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            Each U.S. Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.07 AND 2.08 OF THE INDENTURE.

            SECTION 2.03. Execution, Authentication and Denominations. Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. The seal of the Company shall be reproduced on the Securities.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee or an authenticating agent shall authenticate for original issue Securities in the aggregate principal amount of $85,000,000 upon a written order of the Company signed by at least one Officer; provided that the Trustee shall receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth above except as provided in Sections 2.09 and 2.10 of this Indenture.

            The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

            The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in original principal amount and any integral multiple thereof.

            SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Company will appoint an agent for service where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-registrars and one or more additional Paying Agents.

            The Company shall enter into an appropriate agency agreement, with any Agent not a party to this Indenture, which shall incorporate the terms of the TIA and the relevant terms of this Indenture and shall not be inconsistent with this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such Registrar or Paying Agent. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement, entered into by the Company and such successor Agent and delivered to the Trustee, which shall incorporate the terms of the TIA and the relevant terms of this Indenture and shall not be inconsistent with this Indenture or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar, or agent for service of notice and demands.

            The Company initially appoints the Trustee as Registrar and Paying Agent. The Company initially appoints CT Corporation System as the agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

            SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than each due date of the principal and interest on any Securities, the Company shall deposit with the Paying Agent money sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent other than the Trustee to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum sufficient to pay such principal or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

            SECTION 2.06. Transfer and Exchange. When Securities are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations (including an exchange of Initial Securities for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met provided that no exchange of Initial Securities for Exchange Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Initial Securities to be exchanged for the Exchange Securities shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.09, 3.11,
8.04 or 10.08 of this Indenture).

            Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            The Issuer shall not be required to register the transfer of or to exchange (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of the Securities to be redeemed or (b) any Securities selected, called or being called for redemption, except in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

            SECTION 2.07. Book-Entry Provisions for U.S. Global Security.

            (a) The U.S. Global Security initially shall (i) be registered in the name of Cede & Co., as nominee of the Depositary, (2) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 2.02.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

            (b) Transfers of the U.S. Global Security shall be limited to transfers of such U.S. Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the U.S. Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Securities in the form of Physical Securities hereunder then, upon surrender by the Global Security Holder of its Global Security, Physical Securities will be issued to each Person that the Global Security Holder and the Depositary identify as being the beneficial owner of the related Securities.

            (c) In connection with any transfer of a portion of the beneficial interest in the U.S. Global Security to beneficial owners pursuant to subsection
(b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (d) In connection with the transfer of the entire U.S. Global Security to beneficial owners pursuant to subsection (b) of this Section, the U.S. Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Security, an equal aggregate principal amount of U.S. Physical Securities of authorized denominations.

            (e) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) and paragraph (f) of Section 2.08, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 2.02.

            (f) The Holder of the U.S. Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            SECTION 2.08. Special Transfer Provisions.

            Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following additional provisions shall apply:

            (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) which is not a QIB (excluding Non-U.S.
Persons):

            (i) The Registrar shall register the transfer of any Initial Security, whether or not such Initial Security bears the Private Placement Legend, if (x) the requested transfer is at least two years after the original issue date of the Initial Securities or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto.

            (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

            (i) If the Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Global Securities or Permanent Offshore Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

            (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Global Securities or Permanent Offshore Physical Securities, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities, Temporary Offshore Global Securities or Permanent Offshore Physical Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred.

            (c) Transfers by Non-U.S. Persons on or Prior to June 9, 1997. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Security by a Non-U.S. Person on or prior to June 9, 1997:

            (i) The Registrar shall register the transfer of any Initial Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Initial Security stating, or has otherwise advised the

      Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A. Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

            (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Global Security to be transferred, and the Trustee shall cancel the Temporary Offshore Global Security so transferred.

            (d) Transfers by Non-U.S. Persons on or After March 10, 1997. The following provisions shall apply with respect to any transfer of an Initial Security by a Non-U.S. Person on or after June 9, 1997:

            (i) (x) If the Initial Security to be transferred is a Permanent Offshore Physical Security, the Registrar shall register such transfer,
      (y) if the Initial Security to be transferred is a Temporary Offshore Global Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Global Security or Permanent Offshore Physical Security to be transferred, and the Trustee shall cancel the Physical Security so transferred.

            (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

            (i) Prior to June 9, 1997, the Registrar shall register any proposed transfer of an Initial Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Global Securities of like tenor and amount.

            (ii) On and after June 9, 1997, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Security to be transferred is a Permanent Offshore Physical Security, (x) if the Initial Security to be transferred is a Temporary Offshore Global Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor, (y) if the Initial Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (iii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

            (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private

Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fifth paragraph of Section 2.01 or paragraphs
(a)(i)(x), (d)(i) or (e)(ii) of this Section 2.08 exist and the Company directs the Trustee pursuant to an Officers' Certificate to remove such legend or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain as required by law copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            SECTION 2.09. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount. If required by the Trustee or the Company, an indemnity bond must be furnished by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has matured or is about to mature, or has been called for redemption in full, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

            Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

            SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

            SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

            SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no other Person shall cancel all Securities surrendered for transfer, exchange, payment (including any repurchase) or cancellation and shall destroy them in accordance with its normal procedure. The Company may not issue new Securities to replace Securities it has paid in full.

            SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of exchange as a convenience to Holders; provided that any such notice shall state that no representation is made by the Trustee as to the correctness of such numbers either as printed on the Securities or as contained in any notice of exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

            SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid. Nothing herein shall prohibit the Company from paying defaulted interest in any lawful manner.

            SECTION 2.15. Treasury Securities Deemed Outstanding. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate of the Company or any of its Affiliates shall be deemed not to be outstanding, except that, for the purpose of determining whether a Responsible Officer shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

            SECTION 2.16. Securities Obligations of Company Only. The Holders acknowledge, by their acceptance of Securities, that such Securities are solely obligations of the Company and that the Indebtedness under the Bank Credit Agreement constitutes obligations of one or more of the Company's Subsidiaries.


                                  ARTICLE THREE

                                    COVENANTS

            SECTION 3.01. Payment of Securities. The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company, any Subsidiary of the Company, or any Affiliate of any of them, acts as Paying Agent, an installment of principal or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05 of this Indenture.

            The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate per annum therefor indicated in the Securities.

            SECTION 3.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 9.02 of this Indenture.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the office of the Trustee, located in the Borough of Manhattan, The City of New York as such office of the Company in accordance with Section 2.04 of this Indenture.

            SECTION 3.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness except:

            (i) Indebtedness of the Company if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Fixed Charge Ratio of the Company would be greater than 2.25:1;

            (ii) Indebtedness under the Bank Credit Agreement in an aggregate principal amount not to exceed (x) $175,000,000 less (y) the amount of any reduction in the commitments thereunder pursuant to clause (B) in the second paragraph of Section 3.09(a));

            (iii) Indebtedness existing on July 28, 1993;

            (iv) Indebtedness issued in exchange for, or the net proceeds of which are used to exchange, refinance or refund, outstanding Indebtedness of the Company or any of its Restricted Subsidiaries in an amount (or, if such new Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged, refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (A) the Indebtedness issued does not mature prior to the Stated Maturity of, and does not have an Average Life shorter than, the Average Life of the Indebtedness being so exchanged, refinanced or refunded and (B) in case the Indebtedness to be exchanged, refinanced or refunded is expressly subordinated in right of payment to the Securities, (1) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Securities at least to the extent that the Indebtedness to be exchanged, refinanced or refunded is subordinated in right of payment to the Securities, (2) such Indebtedness, determined as of the date of its Incurrence, does not mature prior to one year after the Stated Maturity of the Securities and (3) the Average Life of such Indebtedness, determined as of the date of its Incurrence, is at least one year longer than the remaining Average Life of the Securities;

            (v) Indebtedness of the Company to any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, or of a Restricted Subsidiary to the Company or to any other Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company;

            (vi) Acquired Indebtedness; provided that, at the time of the Incurrence thereof, the Company could Incur at least $1.00 of the Indebtedness under clause (i) of this Section 3.03(a); and refinancings thereof; provided further that any refinancing Indebtedness may not be Incurred by any Person other than the Company or the Restricted Subsidiary that is the obligor on such Acquired Indebtedness;

            (vii) Indebtedness in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided in the ordinary course of business;

            (viii) Indebtedness under Currency Agreements and Interest Rate Agreements; provided that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company or any Subsidiary outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

            (ix) Indebtedness arising from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Subsidiary pursuant to agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the disposition of any business, assets or Subsidiary of the Company, in a principal amount not to exceed the gross proceeds actually received by the Company or any Subsidiary in connection with such disposition (but excluding Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary of the Company for the purpose of financing such acquisition);

            (x) Indebtedness incurred to finance capital expenditures in a principal amount not to exceed, together with other Indebtedness Incurred pursuant to this clause (x) during the preceding 12-month period, $10 million in the aggregate;

            (xi) Incurrence of Capitalized Leases in an amount required to be capitalized on the Company's consolidated balance sheet not to exceed, together with other Indebtedness Incurred pursuant to this clause (xi), $3 million during the preceding 12-month period or $12.5 million since July 28, 1993;

            (xii) additional Indebtedness under the Bank Credit Agreement in an aggregate principal amount not to exceed $50 million; and

            (xiii) Indebtedness of the Company not otherwise permitted by this
      Section 3.03(a), in an aggregate amount not to exceed $25 million at any time outstanding and Indebtedness of Restricted Subsidiaries not otherwise permitted by this Section 3.03(a), in an aggregate amount not to exceed $25 million at any time outstanding.

            (b) For purposes of determining any particular amount of Indebtedness under this Section 3.03, Guarantees of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 3.03, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness in one of such clauses and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

            SECTION 3.04. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to
(i) declare or pay any dividend or make any distribution on any class of its Capital Stock (other than dividends or distributions payable solely in shares of its or such Restricted Subsidiary's Capital Stock (other than Redeemable Stock) of the same class as such Capital Stock or in options, warrants or other rights to acquire shares of such Capital Stock) held by Persons other than the Company or any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company, any Restricted Subsidiary or any Unrestricted Subsidiary (including options, warrants or other rights to acquire any shares of such Capital Stock) held by Persons other than the Company or another Restricted Subsidiary that is a Wholly Owned Subsidiary, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value, of Indebtedness of the Company that is expressly subordinated in right of payment to the Securities, or
(iv) make any Investment in any Affiliate (other than the Company or a Restricted Subsidiary that is a Wholly Owned Subsidiary) (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment: (a) no Default or Event of Default shall have occurred and be continuing, (b) the Company could Incur at least $1.00 of Indebtedness pursuant to clause (i) of Section 3.03(a) and (c) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors and evidenced by a Board Resolution) after July 28, 1993 (together with any amounts paid after such date pursuant to clauses (i), (iv) and (vi) in the following paragraph) shall not exceed the sum of (1) 50% of the aggregate amount of Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on August 15, 1993 and ending on the last day of the last fiscal quarter preceding the Transaction Date plus (2) the aggregate net proceeds (including the fair market value of noncash proceeds as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution) received by the Company from the issuance and sale of its Capital Stock (other than Redeemable Stock) to any Person other than a Subsidiary of the Company, including an issuance or sale for cash or other property upon the conversion of any Indebtedness of the Company subsequent to July 28, 1993, or from the issuance of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, excluding any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the principal of the Securities) plus (3) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of principal of or interest on Indebtedness, dividends or other transfers of assets, in each case to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary plus (4) $10 million.

            The foregoing provision shall not be violated by reason of:

            (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with the foregoing provision;

            (ii) (A) following an initial public offering of the Common Stock of the Company, the declaration and payment of dividends on the Common Stock of the Company of up to 6% per annum of the net proceeds received by the Company in such initial public offering, or (B) following an initial public offering of the Common Stock of Holdings, the declaration and payment of dividends to Holdings in an amount sufficient to permit Holdings to pay dividends on its Common Stock in an amount of up to 6% per annum of the net proceeds received by Holdings in such initial public offering and contributed to the capital of the Company;

            (iii) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, Holdings or any Restricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) and which were issued pursuant to any stock option plan, upon death, disability, retirement, termination of employment or pursuant to the terms of such stock option plan or any other agreement under which such shares of Capital Stock, options, related rights or similar securities were issued, or the payment of dividends to Holdings in an amount sufficient to effect such purchase, redemption, acquisition, cancellation or other retirement for value by Holdings; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement for value of such shares of Capital Stock, options, related rights or similar securities after July 28, 1993 does not exceed $5 million per annum or $10 million in the aggregate;

            (iv) the redemption, repurchase or other acquisition for value of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or with the proceeds of a substantially concurrent offering of, other shares of Capital Stock of the Company (other than Redeemable Stock);

            (v) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities, including premium, if any, and accrued and unpaid interest, in exchange for, or with the proceeds of a substantially concurrent issuance of, Indebtedness Incurred under clause (iv) of Section 3.03(a);

            (vi) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Company that is subordinated in right of payment to the securities including premium, if any, and accrued and unpaid interest, in exchange for, or with the proceeds of a substantially concurrent issuance of, shares of the Capital Stock of the Company (other than Redeemable Stock);

            (vii) the purchase of shares of Capital Stock of Holdings for contributions to the pension and other employee benefit plans of the Company and its Subsidiaries; provided that the aggregate consideration paid for such purchases do not, in any one fiscal year of the Company, exceed an aggregate amount of $1 million; or

            (viii) the making of Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $25 million outstanding at any time;

provided in each case, no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof.

            SECTION 3.05. Limitation on Dividend and Other Payment

Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

            The foregoing provision shall not restrict or prohibit any encumbrances or restrictions:

            (i) in the Bank Credit Agreement or any other agreements in effect on July 28, 1993;

            (ii) with respect to any Person or the property or assets of such Person, acquired by the Company or any Restricted Subsidiary and existing prior to such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

            (iii) in any agreement that extends, refinances, renews or replaces agreements containing restrictions referred to in clause (i) or (ii) above, which encumbrances or restrictions are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect pursuant to the agreements that are being extended, refinanced, renewed or replaced;

            (iv) in the case of clause (iv) of the first paragraph of this
      Section 3.05, (A) restricting in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or any Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

            (v) that constitute Permitted Liens; or

            (vi) under or by reason of applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances).

            SECTION 3.06. Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, issue or sell any shares of a Restricted Subsidiary's Capital Stock (including securities convertible into or exchangeable for such Capital Stock or options, warrants or other rights to purchase shares of such Capital Stock) except to the Company or another Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company.

            SECTION 3.07. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) involving aggregate consideration in excess of $10 million with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or any Subsidiary of the Company or with any Affiliate of the Company or any Subsidiary of the Company, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

            The foregoing limitation does not limit, and shall not apply to:

            (i) any transaction in the ordinary course of business between the Company and any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company or between Restricted Subsidiaries that are Wholly Owned Subsidiaries of the Company;

            (ii) transactions approved by a majority of the disinterested members of the Board of Directors (if any);

            (iii) any payment of moneys or issuance of securities pursuant to employment arrangements and employee benefit plans, in each case approved by the Board of Directors;

            (iv) the payment of reasonable and customary regular fees to directors of the Company or any Subsidiary of the Company who are not employees of the Company or such Subsidiary of the

      Company;

            (v) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes;

            (vi) any Restricted Payments permitted by Section 3.04;

            (vii) loans or advances by the Company or a Restricted Subsidiary to employees of the Company or a Restricted Subsidiary in the ordinary course of business;

            (viii) any transaction contemplated by any stock option plan of the Company; or

            (ix) the allocation of Indebtedness and interest expense under the Bank Credit Agreement among the Company and one or more Restricted Subsidiaries.

            SECTION 3.08. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any asset of the Company or such Restricted Subsidiary, without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien unless, after giving effect thereto, the aggregate amount of any such obligation or liability so secured, plus the Attributable Indebtedness for all sale-leaseback transactions restricted as described in Section 3.10, does not exceed 10% of Consolidated Net Tangible Assets.

            The foregoing limitation does not apply to, and any computation of Indebtedness secured under such limitation shall exclude:

            (i) Liens existing on July 28, 1993;

            (ii) Liens securing obligations under the Bank Credit Agreement;

            (iii) Liens with respect to Acquired Indebtedness and refinancings thereof permitted under clause (vi) of Section 3.03(a); provided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets of the Subsidiary acquired;

            (iv) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or to a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company to secure Indebtedness owing to the Company or such other Restricted Subsidiary by such Restricted Subsidiary;

            (v) Liens granted in connection with the extension, renewal, refinancing or replacement, in whole or in part, of any secured Indebtedness permitted to be incurred under clause (iv) of Section 3.03(a); provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

            (vi) Liens in respect of Capitalized Leases Incurred pursuant to clause (xi) in Section 3.03(a); and

            (vii) Permitted Liens.

            SECTION 3.09. Limitation on Asset Sales. (a) Neither the Company nor any Restricted Subsidiary shall consummate any Asset Sale (other than an Asset Sale in connection with a sale-leaseback transaction complying with Section 3.10) unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale having a value (including the value of any noncash consideration, as determined in good faith by the Board of Directors) at least equal to the fair market value (as determined in good faith by the Board of Directors) of the shares or assets subject to such Asset Sale,
(ii) at least 80% of such consideration is in the form of cash (including, for purposes of this clause (ii), (A) the principal amount of any Indebtedness (as reflected on the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary for which the Company and its Restricted Subsidiaries will cease to be liable, directly or indirectly, as a result of such Asset Sale; and
(B) securities that are promptly converted into cash) and (iii) 100% of the Net Cash Proceeds with respect to such Asset Sale are applied by the Company or such Restricted Subsidiary as set forth in the succeeding paragraph.

            In the event and to the extent that the Net Cash Proceeds received by the Company or any Restricted Subsidiary from one or more Asset Sales occurring on or after July 28, 1993 in any period of 12 consecutive months (other than Asset Sales by the Company or another Restricted Subsidiary to the Company or another Restricted Subsidiary) exceed 15% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a balance sheet of the Company and its Subsidiaries has been prepared), then within 12 months following the date of such event, the Company or such

Restricted Subsidiary shall apply such excess Net Cash Proceeds (A) first, to the extent the Company or such Subsidiary elects, to invest (or to enter into a definitive agreement committing so to invest within 12 months after the date of such agreement) in property or assets that (as determined in good faith by the Board of Directors) are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or to the business of, the Company and its Restricted Subsidiaries existing on the date of such Asset Sale; (B) second, to the extent of the balance of such excess Net Cash Proceeds after application in accordance with clause (A) and to the extent the Company or such Restricted Subsidiary elects, to prepay, repay or purchase the Existing Notes or Indebtedness of any Restricted Subsidiary; provided that the Company or such Restricted Subsidiary shall repay such Indebtedness and cause the related loan commitment to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased and (C) third, to the extent of the balance of such excess Net Cash Proceeds after application in accordance with clauses (A) and (B), to make an offer to purchase Securities as set forth below. The amount of such excess Net Cash Proceeds required to be applied (or committed to be applied) during such 12-month period as set forth in clause (A) or (B) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

            (b) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds on such date (rounded down to the nearest $1,000), at a purchase price equal to 101% of the principal amount of such Securities, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

            (c) The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder as of such record date as the Company shall establish (and delivering such notice to the Trustee at least five days prior thereto) stating:

            (i) that the Excess Proceeds Offer is being made pursuant to this
      Section 3.09 and that all Securities validly tendered will be accepted for payment on a pro rata basis;

            (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess

      Proceeds Payment Date");

            (iii) that any Security not tendered will continue to accrue interest;

            (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

            (v) that Holders electing to have any Security purchased pursuant to the Excess Proceeds Offer will be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

            (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

            (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

            At least five days prior to the date notice is mailed to each Holder, the Company shall furnish the Trustee with an Officers' Certificate stating the amount of the Excess Proceeds Payment.

            (d) On the Excess Proceeds Payment Date, the Company shall:

            (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer;

            (ii) deposit one day prior to the Excess Proceeds Payment Date with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

            (iii) deliver; or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted, together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company.

            The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

            The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 3.09, the Trustee shall act as the Paying Agent.

            (e) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that the Company is required to repurchase Securities as described above. The Trustee shall not be responsible for determining whether compliance with such Rule 14e-1 is required or has been satisfied.

            SECTION 3.10. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction, unless the aggregate amount of all Attributable Indebtedness with respect to such transactions, plus all Indebtedness secured by Liens (excluding secured obligations or liabilities that are excluded as described in the second paragraph of Section 3.08), does not exceed 10% of Consolidated Net Tangible Assets.

            The foregoing restriction does not apply to, and any computation of Attributable Indebtedness under such limitation shall exclude, any sale-leaseback transaction if:

            (i) the lease is for a period, including renewal rights, of not in excess of three years;

            (ii) the sale or transfer of the property is entered into prior to, at the time of, or within 12 months after the later of the acquisition of the property or the completion of construction thereof;

            (iii) the lease secures or relates to industrial revenue bonds;

            (iv) the transaction is between the Company and any Restricted Subsidiary or between Restricted Subsidiaries that are Wholly Owned Subsidiaries; or

            (v) within 12 months after the sale of any Property is completed, the Company or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in the manner described in the second paragraph of Section 3.09(a).

            SECTION 3.11. Repurchase of Securities upon Change of Control. (a) Upon the Occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Securities by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment"). Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following the occurrence of a Change of Control, the Company covenants to (i) repay or cause to be repaid in full all Indebtedness under the Bank Credit Agreement, or to offer to repay in full all such Indebtedness and to repay the Indebtedness of each Bank which has accepted such offer or (ii) obtain the requisite consents under the Bank Credit Agreement to permit the repurchase of the Securities, as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Securities pursuant to this
Section 3.11. The notice to Holders shall contain all instructions and material necessary to enable such Holders to tender Securities.

            (b) Within 30 days after the occurrence of a Change of Control, the Company shall mail a notice to the Trustee and each Holder as of such record date as the Company shall establish (and deliver such notice to the Trustee at least five days prior thereto) stating:

            (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 3.11 and that all Securities validly tendered will be accepted for payment;

            (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

            (iii) that any Security not tendered will continue to accrue interest;

            (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

            (v) that Holders electing to have any Security purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

            (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

            (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

            (c) On the Change of Control Payment Date, the Company shall:

            (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer;

            (ii) deposit one day prior to the Change of Control Payment Date with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

            (iii) deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company.

            The Paying Agent shall promptly mail, to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
Section 3.11, the Trustee shall act as Paying Agent.

            (d) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs under this Section 3.11 and the Company is required to repurchase Securities as described above.

            SECTION 3.12. Corporate Existence. Subject to Articles Three and Four of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary in accordance with the respective organizational documents of the Company and of each Subsidiary of the Company and the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary of the Company, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and if the failure to preserve such right, license, franchise or corporate existence shall not be adverse to any Holder.

            SECTION 3.13. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before any penalty accrues thereon (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been made.

            SECTION 3.14. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company and material to the Company and its Subsidiaries taken as a whole to be maintained and kept in normal condition, repair and working order, all as in the judgment of the Company may be necessary for the conduct of the business of the Company in the ordinary course.

            The Company will provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.

            SECTION 3.15. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 60 days after the end of each of the first three fiscal quarters of each year and 120 days after the end of the last fiscal quarter of each year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 120 days of the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 3.15, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If such officers know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 3.15(a) shall be for the first fiscal quarter ending after the execution of this Indenture.

            (b) The Company shall deliver to the Trustee, within 120 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this
Section 3.15 for the last quarter of the fiscal year and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Three and Section 4.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

            SECTION 3.16. Commission Reports and Reports to Holders. Within 15 days after the Company files with the Commission copies of its annual reports and other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Company shall file the same with the Trustee. So long as the Securities remain outstanding, the Company shall file with the Commission quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year and annual reports (containing audited financial statements and an opinion thereon by the Company's independent certified public accountants) that it would be required to file under Section 13 of the Exchange Act if it had a class of securities listed on a national securities exchange and shall cause to be mailed to the Holders at their addresses appearing in the Security Register within 15 days of when such report would have been required to be filed under Section 13 of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

            SECTION 3.17. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FOUR

                              SUCCESSOR CORPORATION

            SECTION 4.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company (other than a merger of the Company with (but not into) a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company with a positive stockholder's equity determined in accordance with GAAP; provided that, in connection with any such merger, no consideration (other than Common Stock in the Company) shall be issued or distributed to the stockholders of the Company) unless:

            (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquires or leases such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) immediately after giving effect to such transaction on a pro forma basis, the Company (or any Person that becomes the successor obligor on the Securities) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

            (iv) immediately after giving effect to such transaction on a pro forma basis, the Company (or any Person that becomes the successor obligor on the Securities) shall be able to Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of Section 3.03(a); and

            (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

            SECTION 4.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 4.01 of this Indenture, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.


                                  ARTICLE FIVE

                              DEFAULT AND REMEDIES

            SECTION 5.01. Events of Default. An "Event of Default" occurs with respect to the Securities if:

            (a) the Company defaults in the payment of principal of (or premium, if any, on) any Security, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

            (b) the Company defaults in the payment of interest on any Security, as and when the same becomes due and payable, and such default continues for a period of 30 days;

            (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Securities and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

            (d) the Company or any Restricted Subsidiary fails to make (i) a principal payment of $10 million or more at the final (but not any interim) Stated Maturity of any issue of Indebtedness or (ii) principal payments aggregating $10 million or more at the final (but not any interim) Stated Maturity of more than one issue of Indebtedness and, in the case of clause (i), such defaulted payment shall not have been made, waived or extended within 30 days of the payment default and, in the case of clause (ii), all such defaulted payments shall not have been made, waived or extended within 30 days of the payment default that causes the amount described in clause (ii) to exceed $10 million;

            (e) there occurs with respect to any Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount, individually or in the aggregate, of $10 million or more, an event of default that has caused the holder or holders thereof, or representatives of such holder or holders, to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration;

            (f) final judgments or orders (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order in excess of $10 million individually or that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

            (g) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (h) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary, or (iii) effects any general assignment for the benefit of creditors.

            A Default under clause (c) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% of the principal amount of the Securities outstanding notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested in writing by the Holders of 25% of the principal amount of the Securities then outstanding.

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which constitutes an Event of Default or which with the giving of notice or the lapse of time or both would become an Event of Default under clause (c), (d), (e) or (f), its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 5.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by such Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the entire unpaid principal of, premium, if any, and accrued interest on the Securities to be due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall become due and payable on the earlier of (x) an acceleration of Indebtedness under the Bank Credit Agreement and (y) the fifth day following such declaration (but only if the relevant Event of Default continues unremedied). In the event of a declaration of acceleration because an Event of Default set forth in clause (d) or (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) or (e) shall be remedied or cured by the company or such Restricted Subsidiary or waived by the holders of the Indebtedness referred to in such clause within 60 days after such declaration of acceleration. If an Event of Default specified in clause (g) or

(h) above occurs with respect to the Company, all unpaid principal of, premium, if any, and accrued interest on the Securities then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Company and to the Trustee, may waive all past Defaults or Events of Default and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default (other than the non-payment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration) have been cured or waived (subject to Section 5.04) and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

            SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

            SECTION 5.04. Waiver of Past Defaults. Subject to Sections 5.02,
5.07 and 8.02 of this Indenture, the Holders of at least a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clause
(a) or (b) of Section 5.01 of this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            SECTION 5.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that the Trustee is advised by counsel conflicts with law or this Indenture, that may cause the Trustee to suffer or incur personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction.

            SECTION 5.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

            For purposes of Section 5.05 of this Indenture and this Section 5.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

            SECTION 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, or interest on the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

            SECTION 5.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 5.01 of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            SECTION 5.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.06 of this Indenture) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 6.06 of this Indenture. To the extent that such payment of reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel out of the estate in any such judicial proceeding shall be denied for any reason, payment of the same shall be secured by a first lien on, and shall be paid out of, any and all dividends, distributions, monies, securities and other property that the Holders may be entitled to receive in such judicial proceedings, whether in liquidation or under any plan of reorganization, arrangement or otherwise. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 5.10. Priorities. If the Trustee collects any money pursuant to this Article Five, it shall pay out the money in the following order:

            First: to the Trustee for amounts due under Section 6.06 of this Indenture;

            Second: to Holders for amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

            Third: to the Company or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section
5.10. At least 15 days prior to such record date, the Company (or upon the failure of the Company to act, the Trustee) shall mail by first-class mail to each Holder a notice that states the record date, the payment date and the amount to be paid.

            SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

            SECTION 5.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 5.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.09 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 5.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                   ARTICLE SIX

                                     TRUSTEE

            SECTION 6.01. Rights of Trustee. (a) Subject to TIA Sections 315(a) through (d):

            (i) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

            (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to Section 9.04 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

            (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

            (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

            (v) the Trustee or Paying Agent shall not be liable for interest on any money received by it except as the Trustee or Paying Agent may agree in writing with the Company. Money held in trust by the Trustee or Paying Agent need not be segregated from other funds except to the extent required by law or expressly required hereunder; and

            (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

            (b) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (c) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

            SECTION 6.02. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

            SECTION 6.03. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not be accountable for the Company's use of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Indenture or in the Securities other than its certificate of authentication or in any document issued in connection with the sale of the Securities.

            SECTION 6.04. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is actually known by a Responsible Officer of the Trustee charged with administration of this Indenture, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of

Default has been cured; provided, however that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

            The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 3.01, 5.01(a) or 5.01(b) of this Indenture or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee charged with administration of this Indenture shall have received written notification or obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other documents furnished under
Section 3.17 of this Indenture, which reports and documents the Trustee shall have no duty to examine.

            SECTION 6.05. Reports by Trustee to Holders. Within 60 days after each April 1, beginning with April 1, 1998, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such April 1 if required by TIA Section 313(a).

            SECTION 6.06. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the administration of this Indenture and its duties under this Indenture and the Securities, including the costs and expenses of enforcing this Indenture and of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay reasonable fees and expenses of such counsel. The Company need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

            To secure the Company's payment obligations in this Section 6.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of and interest on the Securities.

            If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 5.01 of this Indenture, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

            SECTION 6.07. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this
Section 6.07.

            The Trustee may resign by so notifying the Company in writing at least 30 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and (subject to the following paragraph) may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

            (i) the Trustee fails to comply with Section 6.09 of this Indenture;

            (ii) the Trustee is adjudged a bankrupt or an insolvent;

            (iii) a receiver or other public officer takes charge of the Trustee or its property; or

            (iv) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section
6.06 of this Indenture, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If the Trustee fails to comply with Section 6.09 of this Indenture, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 6.07, the company's obligations under Section 6.06 of this Indenture shall continue for the benefit of the retiring Trustee.

            SECTION 6.08. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking, association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

            SECTION 6.09. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

            SECTION 6.10. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under

Article Seven of this Indenture.


                                  ARTICLE SEVEN

                             DISCHARGE OF INDENTURE

            SECTION 7.01. Termination of Company's Obligations. Except as otherwise provided in this Section 7.01, the Company may terminate its obligations under the Securities and this Indenture if:

            (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 3.01 of this Indenture or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section
      7.05 of this Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

            (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

            With respect to the foregoing clause (i), the Company's obligations under Section 6.06 of this Indenture shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.09, 2.14, 3.01, 3.02, 6.06, 6.07, 7.04, 7.05 and 7.06 of this
Indenture shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.06, 7.05 and 7.06 of this Indenture shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

            SECTION 7.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the 123rd day after the date of the deposit referred to in clause (A) of this Section 7.02, and the provisions of this Indenture will no longer be in effect with respect to the Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of, apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the Company's obligations under Section 3.02,
(v) the rights, obligations and immunities of the Trustee hereunder and (vi) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

            (A) with reference to this Section 7.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient to pay and discharge, after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

            (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

            (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit;

            (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Company received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 7.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (x) above, and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and
      (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
      Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling, to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

            (E) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge; and

            (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.02 have been complied with.

            Notwithstanding the foregoing, prior to the end of the 123-day period from the date of the deposit referred to in clause (A) above, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 7.02, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.09, 2.14, 3.01, 3.02, 6.06,
6.07, 7.05 and 7.06 of this Indenture shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 6.06,
7.05 and 7.06 of this Indenture shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (D) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 3.01 of this Indenture, then the Company's obligations under such Section 3.01 of this Indenture shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.02.

            After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

            SECTION 7.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 4.01 and Sections 3.03 through
3.16 of this Indenture, and clause (c) of Section 5.01 of this Indenture with respect to clauses (iii) and (iv) of Section 4.01 and Sections 3.03 through 3.16 of this Indenture, and clauses (d), (e) and (f) of Section 5.01 of this Indenture shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities 123 days after the deposit referred to in clause
(i) below if:

            (i) with reference to this Section 7.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 of this Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient to pay and discharge, after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

            (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

            (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

            (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) the Holders have a valid first-priority security interest in the trust funds, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of
      Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

            (v) if the Securities are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause the Securities to be delisted; and

            (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 7.03 have been complied with.

            SECTION 7.04. Application of Trust Money. Subject to Section 7.06 of this Indenture, the Trustee or Paying Agent shall hold in trust money or U.S. Government obligations deposited with it pursuant to Section 7.01, 7.02 or 7.03 of this Indenture, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

            SECTION 7.05. Repayment to Company. Subject to Sections 6.06, 7.01,
7.02 and 7.03 of this Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or the Paying Agent shall cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            SECTION 7.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 7.01, 7.02 or 7.03 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 7.01, 7.02 or 7.03 of this Indenture, as the case may be (such revival and reinstatement to be deemed effective as of the date on which such deposit had occurred pursuant to Section 7.01, 7.02 or 7.03 of this Indenture, as the case may be), until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 7.01, 7.02 or 7.03 of this Indenture, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or

Paying Agent.


                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 8.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to comply with Article Four of this Indenture;

            (3) to comply with the obligation to secure the Securities pursuant to Section 3.08 of this Indenture;

            (4) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

            (5) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

            (6) to make any change that does not adversely affect the rights of any Holder.

            SECTION 8.02. With Consent of Holders. Subject to Sections 5.04 and
5.07 of this Indenture and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Securities with the written consent of the Holders of a majority in principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.

            Notwithstanding the provisions of this Section 8.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 5.04, may not:

            (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or adversely affect any right of repayment at the option of any Holder of any Security, or change any place of payment where, or the currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

            (ii) reduce the percentage in principal amount of the outstanding Securities required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

            (iii) waive a default in the payment of principal of or interest on, any Security; or

            (iv) modify any of the provisions of this Section 8.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

            It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            SECTION 8.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date.

            After an amendment, supplement or waiver becomes effective as set forth in Sections 8.01 and 8.02, it shall bind every Holder and every subsequent Holder of a Security in the manner set forth herein.

            SECTION 8.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

            SECTION 8.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Eight is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 8.06. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Eight shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE NINE

                                  MISCELLANEOUS

            SECTION 9.01. Trust Indenture Act of 1939. Upon the issuance of the Exchange Securities, if any, or the effectiveness of the Exchange Offer Registration Statement (as defined herein) or, under certain circumstances, the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

            SECTION 9.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

            if to the Company:

            Pueblo Xtra International, Inc.
            1300 N.W. 22nd Street
            Pompano Beach, Florida 33069
            Attention:  Chief Financial Officer

            if to the Trustee:

            United States Trust Company
              of New York
            114 West 47th Street
            New York, New York 10036-1532
            Attention:  Corporate Trust and Agency Division

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 9.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

            SECTION 9.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that the person making such certificate or opinion has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

            (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions at the Trustee may reasonably request; provided that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            SECTION 9.05. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 9.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Stated Maturity or date of maturity of any Security shall not be a Business Day at any place of payment, then payment of principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Security; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

            SECTION 9.07. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

            SECTION 9.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 9.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future shareholder, officer, director, employee or controlling person, as such, of the company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

            SECTION 9.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 9.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            SECTION 9.12. Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 9.13. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.


                                   ARTICLE TEN

                                   REDEMPTION

            SECTION 10.01. Right of Redemption. The Securities may be redeemed at the election of the Company, in whole or in part, at any time on or after August 1, 1998 and prior to maturity, at the Redemption Prices specified in the form of Securities annexed hereto as Exhibit A, plus accrued interest to the Redemption Date.

            SECTION 10.02. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

            The Company shall give each notice provided for in this Section
10.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

            SECTION 10.03. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Securities of $1,000 in principal amount or less shall be redeemed in part.

            The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

            SECTION 10.04. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price;

            (iii) the name and address of the Paying Agent;

            (iv) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

            (v) that the redemption does not violate any agreement binding upon the Company;

            (vi) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

            (vii) that, if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and

            (viii) that, if any Security contains a CUSIP number as provided in
      Section 2.13 of this Indenture, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the name and at the expense of the Company. Concurrently with the giving of such notice by the Company to the Holders, the Company shall deliver to the Trustee an Officers' Certificate stating that such notice has been given.

            SECTION 10.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest to the Redemption Date.

            Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Securities.

            SECTION 10.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05 of this Indenture) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

            SECTION 10.07. Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

            SECTION 10.08. Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                  PUEBLO XTRA INTERNATIONAL,
                                    INC., as Issuer

                                  By  /s/  William T. Keon, III
                                    --------------------------------------------
                                    Name:  William T. Keon, III
                                    Title: President and Chief Executive Officer



                                  UNITED STATES TRUST COMPANY OF
                                    NEW YORK, as Trustee

                                  By  /s/  Gerard F. Ganey
                                    -------------------------------------------
                                    Name:  Gerard F. Ganey
                                    Title: Senior Vice President

STATE OF NEW YORK        )
                         )  ss
COUNTY OF NEW YORK       )



            On this __th day of April, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he resides at______________________________________________________________________________
_______________________________, that he is ________________________ of Pueblo
Xtra International, Inc., one of the corporations described in and that executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                                      Notary Public


(Notarial Seal)



STATE OF NEW YORK        )
                         )  ss
COUNTY OF NEW YORK       )



            On this __th day of April, before me personally came ______________, to me known, who, being by me duly sworn, did depose and say that he resides at
________________________________________________________________________________
_______________________________________________________________________________,
that he is _____________ of United States Trust Company of New York, one of the entities described in and that executed the above instrument; and that he signed his name thereto by authority of the by-laws of United States Trust Company of New York.



                                                      Notary Public


(Notarial Seal)

                                                                       EXHIBIT A


                                 (FACE OF NOTE)

                         PUEBLO XTRA INTERNATIONAL, INC.

                  9 1/2% Series [B]* [C]** Senior Note Due 2003

No.                                                              [CUSIP] _______
$


            The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

                                        Original issue discount
Issue Date:  April 29, 1997             under Section 1273 of the Internal
                                        Revenue Code (for each $1,000
Yield to maturity for period            principal amount at maturity):
from Issue Date to August 1,             $____
2003: ___% (rounded to two
decimal places), compounded             Issue Price (for each $1,000
semiannually on February 1 and          principal amount at maturity):
August 1 commencing August __,           $____
1997 (computed without giving
effect to the additional
payments of interest in the
event the issuer fails to
commence the exchange offer
and fails to cause the shelf
registration statement to be
declared effective, each as
referred to on the reverse
hereof)

            PUEBLO XTRA INTERNATIONAL, INC., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, promises to pay to ____________________, or registered assigns, the principal sum of
____________________ Dollars, on August 1, 2003.

            Interest Payment Dates: February 1 and August 1, commencing August 1, 1997.

            Regular Record Dates:  January 15 and July 15.

--------

*     Include only for Initial Securities.

**    Include only for Exchange Securities.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:                                  PUEBLO XTRA INTERNATIONAL, INC.


                                       By
                                       Title:


                                       By
                                       Title:

                (Form of Trustee's Certificate of Authentication)

This is one of the 9 1/2% Series [B]* [C]** Senior Notes Due 2003 described in the within-mentioned Indenture.

                                          UNITED STATES TRUST COMPANY
                                             OF NEW YORK, as Trustee


                                          By
                                                  Authorized Signature

--------

*     Include only for Initial Securities.

**    Include only for Exchange Securities.

                             (REVERSE SIDE OF NOTE)

                         PUEBLO XTRA INTERNATIONAL, INC.

                  9 1/2% Series [B]* [C]** Senior Note Due 2003

1.    Principal and Interest.

            The Company will pay the principal of this Note on August 1, 2003.

            The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of [9 1/2% per annum (subject to adjustment as provided below)]* [9 1/2% per annum, except that interest accrued on this Note pursuant to the penultimate paragraph of this
Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the Notes from time to time during such periods].**

            Interest will be payable semiannually (to the holders of record of the Notes at the close of business on January 15 or July 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing August 1, 1997.

            [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated April 29, 1997, between the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 30th calendar day following the date of original issue of the Notes or (b) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the 120th calendar day following the date of original issue of the Notes, the interest rate borne by this Note shall be increased by 0.25% per annum for the first 30 days following the 30-day period referred to in clause (a) above or the first 90 days following the 120-day period referred to in clause (b) above. Such interest will be increased by an additional 0.25% per annum at the beginning of each subsequent 30-day period in

--------

*     Include only for Initial Securities.

**    Include only for Exchange Securities.

the case of clause (a) above or 90-day period in the case of clause (b) above; provided, however, that in no event will the interest rate borne by the Notes be increased by more than 1.50% per annum. Upon the filing of the Exchange Offer Registration Statement, the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, the interest rate borne by this Note from the date of such filing, consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth above; provided, however, that, if after such reduction in interest rate, a different event specified in clause (a) or (b) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.]*

            Interest on the Notes will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]** or, if no interest has been paid, from April 29, 1997; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at the rate of 9 1/2% per annum.


2.    Method of Payment.

            The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each February 1 and August 1 to the persons who are Holders (as reflected in the Security Register at the close of business on such January 15 and July 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after August 1, 2003. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by its check

--------

*     Include only for Initial Securities.

**    Include only for Exchange Securities.

payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Registrar.

            Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.


4.    Indenture; Limitations.

            The Company issued the Notes under an Indenture dated as of April 29, 1997 (the "Indenture"), between the Company and United States Trust Company of New York, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

            The Notes are general obligations of the Company. The Indenture limits the original aggregate principal amount of the Notes to $85,000,000.


5.    Optional Redemption.

            The Company may redeem all of the Notes at any time or any portion of the Notes from time to time, on or after August 1, 1998, at a redemption price equal to the applicable percentage of the then outstanding principal amount thereof set forth below, plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period commencing on or after August 1 in the years set forth below:

                                      Redemption
                  Year                   Price
                  ----                ----------
                  1998.............    104.750%
                  1999.............    102.375%

and on or after August 1, 2000, at 100% of the principal amount, plus accrued interest to the Redemption Date.

6.    Notice of Redemption.

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his last address as it appears in the Security Register. Notes in denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


7.    Denominations; Transfer; Exchange.

            The Notes are in registered form without coupons in denominations of $1,000 in principal amount and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.


8.    Persons Deemed Owners.

            A Holder may be treated as the owner of a Note for all purposes.


9.    Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


10.   Discharge Prior to Maturity.

            If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of the Notes and interest thereon (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except, in certain circumstances, for certain sections thereof, and (b) to the Stated Maturity of such principal and interest, the Company will be discharged from certain covenants set forth in the Indenture.

11.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes and make any change that does not adversely affect the rights of any Holder.


12.   Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to pay dividends, create Liens, sell assets, engage in transactions with Affiliates or incur Indebtedness. At the end of each fiscal quarter, the Company must report to the Trustee on compliance with such limitations.


13.   Successor Corporations.

            When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


14.   Defaults and Remedies.

An Event of Default is: a default in payment of principal on the Notes; default in the payment of interest on the Notes for 30 days; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture; certain events of bankruptcy or insolvency; certain final judgments which remain undischarged; and certain events of default on other Indebtedness of the Company or one or more of its Restricted subsidiaries.

            If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable as provided in the Indenture. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.


15.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.


16.   No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.


17.   Authentication.

            This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

18.   Obligation of Company Only.

            The Holder of this Note acknowledges, by acceptance hereof, that this Note is solely an obligation of the Company and that the Indebtedness under the Bank Credit Agreement constitutes obligations of one or more of the Company's subsidiaries.


19.   Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Pueblo Xtra International, Inc., 1300 N.W. 22nd Street, Pompano Beach, Florida 33069,
Attention: Chief Financial Officer.

                                   ASSIGNMENT


I or we assign and transfer this Note to:

Please insert social security or other identifying number of assignee







            Print or type name, address and zip code of assignee and irrevocably appoint

                                    , as agent, to transfer this Note on the

books of

the Company.  The agent may substitute another to act for him.

Dated _____________________

Signed _____________________


(Sign exactly as name appears on the other side of the Note)

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES]


            In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or April 29, 1999 the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or


[ ] (b) this Note is being transferred other than in accordance with (a) above
and            documents are being furnished which
comply with the conditions of transfer            set forth in this Note and the
Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.


Date: ____________________                      _________________________

                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within-mentioned instrument in every
                                          particular, without alteration or any
                                          change whatsoever.


Signature Guarantee:


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
                                          NOTICE:  To be executed by an
                                                   executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE



            If you wish to have this Note purchased by the Company pursuant
to Section 3.09 or 3.11 of the Indenture, check the Box:  [     ].

            If you wish to have a portion of this Note purchased by the Company pursuant to Section 3.09 or 3.11 of the Indenture, state the amount (in principal amount) which must be an integral multiple of $1,000:


                          $________________________.

Date:                         Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature Guarantee:


--------

* Signature must be guaranteed by an institution which falls within the definition of "Eligible Guarantor Institution" as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

                                                                       Exhibit B

                               Form of Certificate
                              to Be Delivered upon
                        Termination of Restricted Period

                                                        On or after May __, 1997


Pueblo Xtra International, Inc.
1300 N.W. 22nd Street
Pompano Beach, Florida 33069
c/o
United States Trust Company
of New York
114 West 47th Street
New York, NY  10036
Attention:  Corporate Trust Division


            Re:   Pueblo Xtra International, Inc. (the "Company")
                   9 1/2% Series B Senior Notes Due 2003 (the "Notes")


Ladies and Gentlemen:

            This letter relates to $________ principal amount of Notes represented by the temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 2.02 of the Indenture dated as of April 29, 1997 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Certificated Note representing the undersigned's interest in the principal amount of Notes represented by the Temporary Certificate, all in the manner provided by the Indenture.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]

                                        By:
                                           Authorized Signature

                                                                       Exhibit C


                            Form of Certificate to Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors



                            ___________________, ____


Pueblo Xtra International, Inc.
1300 N.W. 22nd Street
Pompano Beach, Florida 33069
c/o
United States Trust Company
of New York
114 West 47th Street
New York, NY  10036
Attention:  Corporate Trust Division


            Re:   Pueblo Xtra International, Inc. (the "Company")
                   9 1/2% Series B Senior Notes Due 2003 (the "Notes")



Ladies and Gentlemen:

            In connection with our proposed purchase of $____________ aggregate principal amount of the Notes:

            1.    We hereby confirm that:

                  (i) we are an "accredited investor" within the meaning of Rule
            501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

                  (ii) any purchase of the Notes by us will be for our own
            account or for the account of one or more other Institutional Accredited Investors;

                  (iii) in the event that we purchase any of the Notes, we will acquire Notes having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

                  (v) we are not acquiring the Notes with a view to any
            distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdictions, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control;

                  (vi) we have had access to such financial and other
            information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

            2. We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company as applicable, that the foregoing restrictions on transfer have been complied with. We further understand that the Notes will be in the form of definitive physical certificates and that any such certificates will bear a legend reflecting the substance of this paragraph.

            3. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,


                                    By:
                                         (NAME OF PURCHASER)


                                    Date:



            Upon transfer, the Notes should be registered in the name of the new beneficial owner as follows:


Name:

Address:

Taxpayer ID Number:

                                                                       Exhibit D


                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S



                                          _________________, ___


Pueblo Xtra International, Inc.
1300 N.W. 22nd Street
Pompano Beach, Florida 33069
c/o
United States Trust Company
of New York
114 West 47th Street
New York, NY  10036
Attention:  Corporate Trust Division


            Re:   Pueblo Xtra International, Inc. (the "Company")
                   9 1/2% Series B Senior Notes Due 2003 (the "Notes")


Ladies and Gentlemen:

            In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

            In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,

                                [Name of Transferor]


                                 By:
                                    Authorized Signature